EXHIBIT 4.6
                                  LETTER OF GUARANTY


   As set forth in the Prospectus (the "Prospectus") dated ____________________, 1993, of Landsing Pacific Fund, Inc. (the "Fund"), this form or one substantially equivalent hereto must be used to exercise a Holder's Rights (including the Oversubscription Privilege) if such Holder wishes to pay for the Shares purchased pursuant to the exercise of such Rights by Payment Method 2 (as defined in the Prospectus). All terms capitalized but not defined herein have the same meaning as in the Prospectus. Such form may be delivered by hand or sent by telegram, facsimile transmission or mail to the Subscription Agent as follows:

                            REGISTRAR AND TRANSFER COMPANY

                                 10 Commerce Drive
                                Cranford, NJ 07016
                            Telephone:  (800) 368-5948
                            Facsimile:  (908) 272-1006


     Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

      The undersigned, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, irrevocably subscribes and oversubscribes for the number of Shares set forth below. If oversubscribing, the undersigned certifies that all Rights held beneficially by the undersigned have been exercised.

       1.   Shares Subscribed for: ______________ Shares
       2.   Shares Oversubscribed for:  _________ Shares

      The properly completed and duly executed Subscription Certificate, Certificate No. ____________ will be received by the Subscription Agent within five business days after the Expiration Date. Full payment of the Subscription Price for the Shares subscribed and oversubscribed will be received by the Subscription Agent within ten business days after the Confirmation Date.


_____________________________________   _____________________________________
Signature (first signer)                Signature (second signer if any)


_____________________________________   _____________________________________
Please print name of first signer here  Please print name of second signer here
                                        (if any)

_____________________________________   _____________________________________
Please print address of first signer    Please print address of second signer
here                                    here (if any)

_____________________________________   _____________________________________
Area Code and Telephone Number of       Area Code and Telephone Number of
first signer                            second signer

Dated: ____________________, 1993

                      GUARANTEE OF OWNERSHIP AND DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company, having an office or correspondent in the United States, guarantees (a) that the above-named person(s) own(s) the Rights exercised hereby, (b) delivery to the Subscription Agent of a properly completed and duly executed Subscription Certificate, Serial No. ____________ for the Shares subscribed and oversubscribed for within five business days after the Expiration Date, and (c) delivery to the Subscription Agent of payment in full of the Subscription Price for the Shares subscribed and oversubscribed for within ten business days after the Confirmation Date.



                                    __________________________________________
                                    Firm

                                    __________________________________________
                                    Authorized Signature


                                    __________________________________________
                                    Print Name of Signer of Firm


                                    __________________________________________
                                    Title of Signer for Firm


                                    __________________________________________
                                    Address


                                    __________________________________________
                                    Telephone Number (including area code)




Dated:  __________________, 1993